EXHIBIT 21
                SUBSIDIARIES OF JONES APPAREL GROUP, INC.

                                                   State or County
Name                                               of Incorporation
-----------------------------------------------    ----------------

Apparel Testing Services, Inc.                     New Jersey
Camisas de Juarez, S.A. de C.V.                    Mexico
CNC West Division Mexico, S.A. de C.V.             Mexico
Exportex de Mexico, S.A. de C.V.                   Mexico
Greater Durango, S. de R.L. de C.V.                Mexico
Import Technology of Texas, Inc.                   Texas
JAG Management Services, Inc.                      Delaware
Jones Apparel Group Canada Inc.                    Canada
Jones Apparel Group Holdings, Inc.                 Delaware
Jones Apparel Group USA, Inc.                      Pennsylvania
Jones Apparel of Texas, Ltd.                       Texas
Jones Factor Company                               Delaware
Jones International Limited                        Hong Kong
Jones Investment Co. Inc.                          Delaware
Jones Management Service Company                   Delaware
Jones Retail Corporation                           New Jersey
Manufacturera Sun Apparel, S. de R.L. de C.V.      Mexico
Maquilas Pami, S.A. de C.V.                        Mexico
McNaughton Apparel Group Inc.                      Delaware
Nine West Accessories (HK) Limited                 Hong Kong
Nine West Australia Pty Ltd.                       Australia
Nine West Canada Corporation                       Canada
Nine West Development Corporation                  Delaware
Nine West Footwear Corporation                     Delaware
Nine West Group Italy S.r.l.                       Italy
Nine West Melbourne Pty. Ltd                       Australia
Nine West Servicos de Assessoria de Compras Ltda.  Brazil
Norton McNaughton of Squire, Inc.                  New York
Sun Apparel, Inc.                                  Delaware
Victoria + Co International Ltd.                   Delaware
Victoria + Co Ltd.                                 Rhode Island